As filed with the Securities and Exchange Commission on July 15, 2020

Registration No. 333-235638

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE

AMENDMENT NO. 1

TO

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

StoneMor Partners L.P.*

Cornerstone Family Services of West Virginia Subsidiary, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	7200	80-0103159
West Virginia	7200	20-1010994
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

3600 Horizon Boulevard

Trevose, Pennsylvania 19053

(215) 826-2800

(Address, Including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Joseph M. Redling

President and Chief Executive Officer

StoneMor Partners L.P.

3600 Horizon Boulevard

Trevose, Pennsylvania 19053

(215) 826-2800

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Thomas G. Spencer

Richard A. Silfen

Duane Morris LLP

30 South Street

Philadelphia, PA 19103-4196

(215) 979-1000

Approximate date of commencement of proposed sale of the securities to the public: Not applicable.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐	Accelerated Filer	☐

Non-Accelerated Filer	☒	Smaller Reporting Company	☒

Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transaction period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issue Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross Border Third-Party Tender Offer)  ☐

*	Includes guarantors identified in the Table of Additional Registrants.

TABLE OF ADDITIONAL REGISTRANTS*

Exact Name of Registrant as Specified in Its Charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employee Identification Number
StoneMor Alabama LLC	Alabama	72-1602507
StoneMor Alabama Subsidiary, Inc.	Alabama	72-1602509
The Valhalla Cemetery Company LLC	Alabama	63-0216030
The Valhalla Cemetery Subsidiary Corporation	Alabama	20-1027540
StoneMor Arkansas Subsidiary LLC	Arkansas	26-1299843
StoneMor California, Inc.	California	22-2598658
StoneMor California Subsidiary, Inc.	California	26-0047038
Sierra View Memorial Park	California	55-0789275
StoneMor Colorado LLC	Colorado	23-3091746
StoneMor Colorado Subsidiary LLC	Colorado	56-2287191
Willowbrook Management Corp.	Connecticut	23-2653124
Cemetery Management Services, L.L.C.	Delaware	80-0103159
Cornerstone Trust Management Services LLC	Delaware	76-0763751
Cemetery Management Services of Ohio, L.L.C.	Delaware	26-1284401
Plymouth Warehouse Facilities LLC	Delaware	45-5412411
Cornerstone Family Insurance Services, Inc.	Delaware	58-2590484
Cornerstone Funeral and Cremation Services LLC	Delaware	20-1633468
Glen Haven Memorial Park LLC	Delaware	51-0548419
Henlopen Memorial Park LLC	Delaware	51-0548421
Henlopen Memorial Park Subsidiary LLC	Delaware	26-2763626
Lorraine Park Cemetery LLC	Delaware	26-1344810
Osiris Holding Finance Company	Delaware	26-1344834
Osiris Holding of Maryland LLC	Delaware	86-1170642
Perpetual Gardens.Com, Inc.	Delaware	86-1170645
StoneMor Inc.	Delaware	80-0103152
StoneMor LP Holdings, LLC	Delaware	80-0103152
StoneMor Operating LLC	Delaware	56-2661323
WNCI LLC	Delaware	35-1734051
StoneMor Florida Subsidiary LLC	Florida	35-1650612
StoneMor Florida LLC	Florida	35-1003831
Lakewood Memory Gardens South LLC	Georgia	38-3732170
Lakewood Memory Gardens South Subsidiary, Inc.	Georgia	61-1498118
StoneMor Georgia LLC	Georgia	52-0497840
StoneMor Georgia Subsidiary, Inc.	Georgia	76-0763759
StoneMor Hawaiian Joint Venture Group LLC	Hawaii	20-0872273
StoneMor Hawaii LLC	Hawaii	20-0872608
StoneMor Hawaii Subsidiary, Inc.	Hawaii	76-0763746
StoneMor Illinois LLC	Illinois	76-0763753
StoneMor Illinois Subsidiary LLC	Illinois	20-0872493
Bronswood Cemetery, Inc.	Illinois	20-0872430
StoneMor Indiana LLC	Indiana	45-2846235
StoneMor Indiana Subsidiary LLC	Indiana	45-2846309
Chapel Hill Funeral Home, Inc.	Indiana	61-1498134
Covington Memorial Funeral Home, Inc.	Indiana	61-1498131
Covington Memorial Gardens, Inc.	Indiana	21-0396590
Forest Lawn Memorial Chapel, Inc.	Indiana	21-0406840
Forest Lawn Memory Gardens, Inc.	Indiana	22-0771100
StoneMor Iowa LLC	Iowa	22-3278549

Exact Name of Registrant as Specified in Its Charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employee Identification Number
StoneMor Iowa Subsidiary LLC	Iowa	23-3482788
StoneMor Kansas LLC	Kansas	77-0640604
StoneMor Kansas Subsidiary LLC	Kansas	20-1002754
StoneMor Kentucky LLC	Kentucky	34-0395730
StoneMor Kentucky Subsidiary LLC	Kentucky	34-0897722
Cedar Hill Funeral Home, Inc.	Maryland	61-1498130
Columbia Memorial Park LLC	Maryland	61-1498125
Columbia Memorial Park Subsidiary, Inc.	Maryland	55-0878663
Glen Haven Memorial Park Subsidiary, Inc.	Maryland	51-0518668
Lorraine Park Cemetery Subsidiary, Inc.	Maryland	25-1646241
Modern Park Development LLC	Maryland	55-0878634
Modern Park Development Subsidiary, Inc.	Maryland	55-0878631
Osiris Holding of Maryland Subsidiary, Inc.	Maryland	23-2952494
Springhill Memory Gardens LLC	Maryland	26-0388578
Springhill Memory Gardens Subsidiary, Inc.	Maryland	55-0878660
Sunset Memorial Park LLC	Maryland	51-0518664
Sunset Memorial Park Subsidiary, Inc.	Maryland	55-0878637
Wicomico Memorial Parks LLC	Maryland	23-0899160
Wicomico Memorial Parks Subsidiary, Inc.	Maryland	01-0861526
W N C Subsidiary, Inc.	Maryland	55-0878629
StoneMor Michigan LLC	Michigan	23-1543090
StoneMor Michigan Subsidiary LLC	Michigan	23-1322135
Chapel Hill Associates, Inc.	Michigan	66-0703132
StoneMor Mississippi LLC	Mississippi	26-1344744
StoneMor Mississippi Subsidiary LLC	Mississippi	62-1840058
StoneMor Missouri LLC	Missouri	20-0731317
StoneMor Missouri Subsidiary LLC	Missouri	54-1796637
Arlington Development Company	New Jersey	54-0141255
Cornerstone Family Services of New Jersey, Inc.	New Jersey	20-0750551
Legacy Estates, Inc.	New Jersey	54-1339659
Osiris Management, Inc.	New Jersey	20-0731545
Osiris Telemarketing Corp.	New York	20-0731513
StoneMor North Carolina LLC	North Carolina	54-1804348
StoneMor North Carolina Funeral Services, Inc.	North Carolina	20-0769959
StoneMor North Carolina Subsidiary LLC	North Carolina	54-0458328
StoneMor Ohio LLC	Ohio	20-0750525
StoneMor Ohio Subsidiary, Inc.	Ohio	54-0801067
StoneMor Oklahoma LLC	Oklahoma	20-0729541
StoneMor Oklahoma Subsidiary LLC	Oklahoma	54-0576837
StoneMor Oregon LLC	Oregon	20-1010994
StoneMor Oregon Subsidiary LLC	Oregon	61-1498125
CMS West LLC	Pennsylvania	55-0878663
CMS West Subsidiary LLC	Pennsylvania	51-0518668
Eloise B. Kyper Funeral Home, Inc.	Pennsylvania	25-1646241
StoneMor Pennsylvania LLC	Pennsylvania	55-0878634
Juniata Memorial Park LLC	Pennsylvania	55-0878631
Laurelwood Holding Company	Pennsylvania	23-2952494
StoneMor Cemetery Products LLC	Pennsylvania	26-0388578
Osiris Holding of Pennsylvania LLC	Pennsylvania	55-0878660
StoneMor Pennsylvania Subsidiary LLC	Pennsylvania	51-0518664
Rolling Green Memorial Park LLC	Pennsylvania	55-0878637

Exact Name of Registrant as Specified in Its Charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employee Identification Number
Stephen R. Haky Funeral Home, Inc.	Pennsylvania	23-0899160
StoneMor Holding of Pennsylvania LLC	Pennsylvania	01-0861526
Tioga County Memorial Gardens LLC	Pennsylvania	55-0878629
Woodlawn Memorial Park Subsidiary LLC	Pennsylvania	26-0401167
Forest Lawn Gardens, Inc.	Pennsylvania	25-1286252
Kirk & Nice, Inc.	Pennsylvania	23-1543090
Kirk & Nice Suburban Chapel, Inc.	Pennsylvania	23-1322135
StoneMor Puerto Rico LLC	Puerto Rico	66-0703132
StoneMor Puerto Rico Subsidiary LLC	Puerto Rico	66-0703136
StoneMor Puerto Rico Cemetery and Funeral, Inc.	Puerto Rico	66-0502561
Osiris Holding of Rhode Island LLC	Rhode Island	55-0883441
Osiris Holding of Rhode Island Subsidiary, Inc.	Rhode Island	20-1614798
StoneMor South Carolina LLC	South Carolina	26-1344723
StoneMor South Carolina Subsidiary LLC	South Carolina	26-1344744
Lakewood/Hamilton Cemetery LLC	Tennessee	62-1840058
Lakewood/Hamilton Cemetery Subsidiary, Inc.	Tennessee	20-1614748
StoneMor Tennessee Subsidiary, Inc.	Tennessee	26-1284668
Alleghany Memorial Park LLC	Virginia	54-1005829
Alleghany Memorial Park Subsidiary, Inc.	Virginia	20-0731317
Altavista Memorial Park LLC	Virginia	54-1796637
Altavista Memorial Park Subsidiary, Inc.	Virginia	20-0149966
Augusta Memorial Park Perpetual Care Company	Virginia	57-1142047
Birchlawn Burial Park LLC	Virginia	54-0141255
Birchlawn Burial Park Subsidiary, Inc.	Virginia	20-0750450
Cemetery Investments LLC	Virginia	54-1504298
Cemetery Investments Subsidiary, Inc.	Virginia	20-0750481
Covenant Acquisition LLC	Virginia	54-1901020
Covenant Acquisition Subsidiary, Inc.	Virginia	20-0750502
Henry Memorial Park LLC	Virginia	54-1796636
Henry Memorial Park Subsidiary, Inc.	Virginia	20-0750551
KIRIS LLC	Virginia	54-1339659
KIRIS Subsidiary, Inc.	Virginia	26-0388858
Laurel Hill Memorial Park LLC	Virginia	54-1022407
Laurel Hill Memorial Park Subsidiary, Inc.	Virginia	20-0731545
Loewen [Virginia] LLC	Virginia	54-0630417
Loewen [Virginia] Subsidiary, Inc.	Virginia	20-0770030
Oak Hill Cemetery LLC	Virginia	54-1437357
Oak Hill Cemetery Subsidiary, Inc.	Virginia	20-0731513
PVD Acquisitions LLC	Virginia	54-1812287
PVD Acquisitions Subsidiary, Inc.	Virginia	20-0731446
Rockbridge Memorial Gardens LLC	Virginia	54-1804348
Rockbridge Memorial Gardens Subsidiary Company	Virginia	20-0769959
Rose Lawn Cemeteries LLC	Virginia	54-0458328
Rose Lawn Cemeteries Subsidiary, Incorporated	Virginia	20-0750570
Roselawn Development LLC	Virginia	54-0363753
Roselawn Development Subsidiary Corporation	Virginia	20-0750525
Russell Memorial Cemetery LLC	Virginia	54-0801067
Russell Memorial Cemetery Subsidiary, Inc.	Virginia	20-0769928
Shenandoah Memorial Park LLC	Virginia	54-0619588
Shenandoah Memorial Park Subsidiary, Inc.	Virginia	20-0749844
Southern Memorial Sales LLC	Virginia	54-1166384

Exact Name of Registrant as Specified in Its Charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employee Identification Number
Southern Memorial Sales Subsidiary, Inc.	Virginia	20-0731388
Star City Memorial Sales LLC	Virginia	54-1188378
Star City Memorial Sales Subsidiary, Inc.	Virginia	20-0749800
Stitham LLC	Virginia	52-1522627
Stitham Subsidiary, Incorporated	Virginia	20-0770001
Sunset Memorial Gardens LLC	Virginia	35-1649893
Sunset Memorial Gardens Subsidiary, Inc.	Virginia	20-0749913
Temple Hill LLC	Virginia	54-1036810
Temple Hill Subsidiary Corporation	Virginia	20-0769982
Virginia Memorial Service LLC	Virginia	54-0722366
Virginia Memorial Service Subsidiary Corporation	Virginia	20-0729541
Prince George Cemetery Corporation	Virginia	54-0576837
StoneMor Washington, Inc.	Washington	20-5455426
StoneMor Washington Subsidiary LLC	Washington	11-3788634
Cornerstone Family Services of West Virginia LLC	West Virginia	80-0112461
StoneMor Wisconsin LLC	Wisconsin	81-3175728
StoneMor Wisconsin Subsidiary LLC	Wisconsin	61-1800753

*	The address, telephone number and primary standard industrial classification code number for each additional registrant are the same as those for StoneMor Partners L.P.

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 (this “Post-Effective Amendment”) to the Registration Statement on Form S-4, File No. 333-235638, filed by StoneMor Partners L.P. and Cornerstone Family Services of West Virginia Subsidiary, Inc. (collectively, the “Issuers”) and the additional registrants included therein (collectively, the “Guarantor Registrants” and, collectively with the Issuers, the “Registrants”) with the Securities and Exchange Commission on December 20, 2020 and amended on June 2, 2020, registering $392,768,073 in the aggregate of the Issuers’ 9.875%/11.500% Senior Secured PIK Toggle Notes due 2024 (the “Exchange Notes”) and the guarantees of those notes by the Registrant Guarantors (the “Registration Statement”), is being filed to deregister any and all securities that remain unsold pursuant to the Registration Statement.

On July 10, 2020, the Registrants consummated an exchange offer pursuant to which they issued an aggregate of $349,582,918 of Exchange Notes and guarantees thereof by the Guarantor Registrants and thereafter terminated the offering of the securities registered pursuant to the Registration Statement. In accordance with an undertaking made by the Registrants in the Registration Statement to remove from registration by means of a post-effective amendment any securities registered under the Registration Statement that remain unsold at the termination of the offering, the Registrants hereby remove from registration an aggregate of $43,185,155 of Exchange Notes and guarantees thereof by the Guarantor Registrants registered under the Registration Statement, representing all of the securities registered under the Registration Statement that remain unsold as of the date hereof.

Pursuant to the requirements of the Securities Act of 1933, each registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement described above to be signed on its behalf by the undersigned, thereunto duly authorized, in Trevose, Commonwealth of Pennsylvania, on July 14, 2020.

STONEMOR PARTNERS L.P.

By:		STONEMOR INC.
its General Partner

	By:	/s/ Joseph M. Redling
Joseph M. Redling
President and Chief Executive Officer

CORNERSTONE FAMILY SERVICES OF
WEST VIRGINIA SUBSIDIARY, INC.
STONEMOR OPERATING LLC
STONEMOR INC.

By:		/s/ Joseph M. Redling
Joseph M. Redling
President and Chief Executive Officer

STONEMOR LP HOLDINGS, LLC

By:		STONEMOR INC.,
Managing Member

By:		/s/ Joseph M. Redling
Joseph M. Redling
President and Chief Executive Officer

ALLEGHANY MEMORIAL PARK LLC ALLEGHANY MEMORIAL PARK SUBSIDIARY, INC.
ALTAVISTA MEMORIAL PARK LLC
ALTAVISTA MEMORIAL PARK SUBSIDIARY, INC. ARLINGTON DEVELOPMENT COMPANY
AUGUSTA MEMORIAL PARK PERPETUAL CARE COMPANY BIRCHLAWN BURIAL PARK LLC
BIRCHLAWN BURIAL PARK SUBSIDIARY, INC. BRONSWOOD CEMETERY, INC.
CEDAR HILL FUNERAL HOME, INC. CEMETERY INVESTMENTS LLC
CEMETERY INVESTMENTS SUBSIDIARY, INC. CEMETERY MANAGEMENT SERVICES OF OHIO, L.L.C. CEMETERY MANAGEMENT SERVICES, L.L.C.
CHAPEL HILL ASSOCIATES, INC. CHAPEL HILL FUNERAL HOME, INC. CMS WEST LLC
CMS WEST SUBSIDIARY LLC
COLUMBIA MEMORIAL PARK LLC

COLUMBIA MEMORIAL PARK SUBSIDIARY, INC.

CORNERSTONE FAMILY INSURANCE SERVICES, INC.

CORNERSTONE FAMILY SERVICES OF NEW JERSEY, INC.

CORNERSTONE FAMILY SERVICES OF WEST VIRGINIA LLC

CORNERSTONE FUNERAL AND CREMATION SERVICES LLC

CORNERSTONE TRUST MANAGEMENT SERVICES LLC

COVENANT ACQUISITION LLC

COVENANT ACQUISITION SUBSIDIARY, INC. COVINGTON MEMORIAL FUNERAL HOME, INC. COVINGTON MEMORIAL GARDENS, INC. ELOISE B. KYPER FUNERAL HOME, INC. FOREST LAWN GARDENS, INC.
FOREST LAWN MEMORIAL CHAPEL, INC. FOREST LAWN MEMORY GARDENS, INC. GLEN HAVEN MEMORIAL PARK LLC
GLEN HAVEN MEMORIAL PARK SUBSIDIARY, INC. HENLOPEN MEMORIAL PARK LLC

By:	/s/ Joseph M. Redling
Joseph M. Redling
President and Chief Executive Officer

HENLOPEN MEMORIAL PARK SUBSIDIARY LLC

HENRY MEMORIAL PARK LLC

HENRY MEMORIAL PARK SUBSIDIARY, INC.

JUNIATA MEMORIAL PARK LLC

KIRIS LLC

KIRIS SUBSIDIARY, INC.

KIRK & NICE SUBURBAN CHAPEL, INC.

KIRK & NICE, INC.

LAKEWOOD MEMORY GARDENS SOUTH LLC

LAKEWOOD MEMORY GARDENS SOUTH SUBSIDIARY, INC.

LAKEWOOD/HAMILTON CEMETERY LLC

LAKEWOOD/HAMILTON CEMETERY SUBSIDIARY, INC.

LAUREL HILL MEMORIAL PARK LLC

LAUREL HILL MEMORIAL PARK SUBSIDIARY, INC.

LAURELWOOD HOLDING COMPANY

LEGACY ESTATES, INC.

LOEWEN [VIRGINIA] LLC

LOEWEN [VIRGINIA] SUBSIDIARY, INC.

LORRAINE PARK CEMETERY LLC

LORRAINE PARK CEMETERY SUBSIDIARY, INC.

MODERN PARK DEVELOPMENT LLC

MODERN PARK DEVELOPMENT SUBSIDIARY, INC.

OAK HILL CEMETERY LLC

OAK HILL CEMETERY SUBSIDIARY, INC.

OSIRIS HOLDING FINANCE COMPANY

OSIRIS HOLDING OF MARYLAND LLC

OSIRIS HOLDING OF MARYLAND SUBSIDIARY, INC.

OSIRIS HOLDING OF PENNSYLVANIA LLC

OSIRIS HOLDING OF RHODE ISLAND LLC

OSIRIS HOLDING OF RHODE ISLAND SUBSIDIARY, INC.

OSIRIS MANAGEMENT, INC.

OSIRIS TELEMARKETING CORP.

PERPETUAL GARDENS.COM, INC.

PLYMOUTH WAREHOUSE FACILITIES LLC

PRINCE GEORGE CEMETERY CORPORATION PVD ACQUISITIONS LLC

PVD ACQUISITIONS SUBSIDIARY, INC.

ROCKBRIDGE MEMORIAL GARDENS LLC

ROCKBRIDGE MEMORIAL GARDENS SUBSIDIARY COMPANY

ROLLING GREEN MEMORIAL PARK LLC

ROSE LAWN CEMETERIES LLC

ROSE LAWN CEMETERIES SUBSIDIARY, INCORPORATED

ROSELAWN DEVELOPMENT LLC

ROSELAWN DEVELOPMENT SUBSIDIARY CORPORATION

RUSSELL MEMORIAL CEMETERY LLC

RUSSELL MEMORIAL CEMETERY SUBSIDIARY, INC.

By:	/s/ Joseph M. Redling
Joseph M. Redling
President and Chief Executive Officer

SHENANDOAH MEMORIAL PARK LLC
SHENANDOAH MEMORIAL PARK SUBSIDIARY, INC. SIERRA VIEW MEMORIAL PARK
SOUTHERN MEMORIAL SALES LLC
SOUTHERN MEMORIAL SALES SUBSIDIARY, INC. SPRINGHILL MEMORY GARDENS LLC
SPRINGHILL MEMORY GARDENS SUBSIDIARY, INC.
STAR CITY MEMORIAL SALES LLC
STAR CITY MEMORIAL SALES SUBSIDIARY, INC.
STEPHEN R. HAKY FUNERAL HOME, INC.
STITHAM LLC
STITHAM SUBSIDIARY, INCORPORATED
STONEMOR ALABAMA LLC
STONEMOR ALABAMA SUBSIDIARY, INC.
STONEMOR ARKANSAS SUBSIDIARY LLC STONEMOR CALIFORNIA SUBSIDIARY, INC. STONEMOR CALIFORNIA, INC.
STONEMOR CEMETERY PRODUCTS LLC STONEMOR COLORADO LLC
STONEMOR COLORADO SUBSIDIARY LLC STONEMOR FLORIDA LLC
STONEMOR FLORIDA SUBSIDIARY LLC STONEMOR GEORGIA LLC
STONEMOR GEORGIA SUBSIDIARY, INC. STONEMOR HAWAII LLC
STONEMOR HAWAII SUBSIDIARY, INC.
STONEMOR HAWAIIAN JOINT VENTURE GROUP LLC STONEMOR HOLDING OF PENNSYLVANIA LLC STONEMOR ILLINOIS LLC
STONEMOR ILLINOIS SUBSIDIARY LLC STONEMOR INDIANA LLC
STONEMOR INDIANA SUBSIDIARY LLC STONEMOR IOWA LLC
STONEMOR IOWA SUBSIDIARY LLC STONEMOR KANSAS LLC
STONEMOR KANSAS SUBSIDIARY LLC STONEMOR KENTUCKY LLC
STONEMOR KENTUCKY SUBSIDIARY LLC STONEMOR MICHIGAN LLC
STONEMOR MICHIGAN SUBSIDIARY LLC STONEMOR MISSISSIPPI LLC
STONEMOR MISSISSIPPI SUBSIDIARY LLC STONEMOR MISSOURI LLC
STONEMOR MISSOURI SUBSIDIARY LLC
STONEMOR NORTH CAROLINA FUNERAL SERVICES, INC. STONEMOR NORTH CAROLINA LLC
STONEMOR NORTH CAROLINA SUBSIDIARY LLC

By:	/s/ Joseph M. Redling
Joseph M. Redling
President and Chief Executive Officer

STONEMOR OHIO LLC
STONEMOR OHIO SUBSIDIARY, INC.
STONEMOR OKLAHOMA LLC
STONEMOR OKLAHOMA SUBSIDIARY LLC STONEMOR OREGON LLC
STONEMOR OREGON SUBSIDIARY LLC
STONEMOR PENNSYLVANIA LLC
STONEMOR PENNSYLVANIA SUBSIDIARY LLC
STONEMOR PUERTO RICO CEMETERY AND FUNERAL, INC. STONEMOR PUERTO RICO LLC
STONEMOR PUERTO RICO SUBSIDIARY LLC STONEMOR SOUTH CAROLINA LLC
STONEMOR SOUTH CAROLINA SUBSIDIARY LLC STONEMOR TENNESSEE SUBSIDIARY, INC. STONEMOR WASHINGTON SUBSIDIARY LLC STONEMOR WASHINGTON, INC.
STONEMOR WISCONSIN LLC
STONEMOR WISCONSIN SUBSIDIARY LLC SUNSET MEMORIAL GARDENS LLC
SUNSET MEMORIAL GARDENS SUBSIDIARY, INC. SUNSET MEMORIAL PARK LLC
SUNSET MEMORIAL PARK SUBSIDIARY, INC. TEMPLE HILL LLC
TEMPLE HILL SUBSIDIARY CORPORATION THE VALHALLA CEMETERY COMPANY LLC
THE VALHALLA CEMETERY SUBSIDIARY CORPORATION TIOGA COUNTY MEMORIAL GARDENS LLC
VIRGINIA MEMORIAL SERVICE LLC
VIRGINIA MEMORIAL SERVICE SUBSIDIARY CORPORATION W N C SUBSIDIARY, INC.
WICOMICO MEMORIAL PARKS LLC
WICOMICO MEMORIAL PARKS SUBSIDIARY, INC. WILLOWBROOK MANAGEMENT CORP.
WNCI LLC
WOODLAWN MEMORIAL PARK SUBSIDIARY LLC

By:	/s/ Joseph M. Redling
Joseph M. Redling
President and Chief Executive Officer

No other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statement in reliance upon Rule 478 under the Securities Act of 1933, as amended.